Exhibit 10.5

MEMBER SUPPORT AGREEMENT

This Member Support Agreement, dated April 17, 2017 (this “Agreement”), is made and entered into by and among Harmony Merger Corp., a Delaware corporation (“Parent”), and each individual and entity listed on the signature pages hereto as a “Company Member” (each, a “Company Member”, and collectively, the “Company Members”). The Parent and the Company Members are sometimes individually referred to in this Agreement as a “Party” and collectively as the “Parties”.

WHEREAS, each Company Member is a holder of existing membership interests in NextDecade, LLC, a Delaware limited liability company (the “Company”);

WHEREAS, concurrently with the execution of this Agreement, the Company, Parent, Harmony Merger Sub, LLC, a wholly-owned subsidiary of Parent (“Merger Sub”) and the other parties thereto have entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company, with the Company surviving such merger as a wholly-owned subsidiary of Parent (the “Merger”); and

WHEREAS, as a condition to its willingness to enter into the Merger Agreement, the Parent has required that the Company Members execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions set forth in this Agreement, and intending to be legally bound hereby, each of the undersigned hereby agree as follows:

1.           Definitions. Capitalized terms used and not defined herein shall have the respective meanings assigned to them in the Merger Agreement.

2.           Representations and Warranties of the Company Members.

(a)	Such Company Member, for himself, herself or itself only, represents and warrants that such Member has all necessary approval and authorization to execute and deliver this Agreement and execute his, her or its obligations hereunder. This Agreement has been duly authorized, executed and delivered by such Company Member, and when duly authorized, executed and delivered by Parent and the other Company Members, constitutes the legal, valid and binding obligations of such Company Member, enforceable against such Company Member in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar Laws affecting the enforceability of creditors’ rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

(b)	Such Company Member owns its Company Membership Interests free and clear of all Liens (except for Permitted Liens). There are no options, warrants or other rights, agreements, arrangements or commitments of any character to which such Member is a party relating to the pledge, disposition, transfer or voting of its Company Membership Interests and there are no voting trusts or voting agreements with respect to its Company Membership Interests. Such Company Member does not own any options, warrants or other rights to acquire any additional membership interests of the Company.

(c)	Neither the execution and delivery of this Agreement by such Company Member nor the consummation of the transactions contemplated hereby by such Company Member will (i) require any filing by such Company Member with, or the obtaining of any permit, authorization, consent or approval of, any Governmental Entity or other Person that has not been filed, obtained or given, in each case except to the extent that failure to make or obtain such filing, permit, authorization, consent or approval would not be material, (ii) violate, conflict with or result in a default (or any event which, with notice or lapse of time or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration under, any of the terms, conditions or provisions of any note, mortgage, other evidence of indebtedness, guarantee, license, agreement, lease or other contract, instrument or obligation to which such Company Member is a party or by which Company Member or any of its assets may be bound or (iii) violate any Law, order, injunction or decree applicable to such Company Member. If such Company Member is a natural person, no consent of such Company Member’s spouse is necessary under any “community property” or other Laws for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

3.           Agreement to Consent to Merger. During the term of this Agreement, each Company Member agrees not to change or revoke its consent, with respect to the Company Membership Interests he, she or it owns  in favor of the Merger Agreement and the Transactions, including without limitation the Merger and the cancellation of such Company Member’s Company Membership Interests in exchange for the right to receive the Company Shares and the Company Contingent Shares; and agrees to vote against (A) any proposal or offer from any Person (other than the Parent or any of its Affiliates) concerning (1) a Company Business Combination, (2) the issuance or acquisition of Company Membership Interests to anyone other than a Carve-Out Investor unless the Person acquiring such Company Membership Interests executes an agreement containing substantially the same agreements contained herein, or (3) the sale, lease, exchange or other disposition of any significant portion of the Company’s or the Company’s Subsidiaries’ properties or assets, (B) any action, proposal, transaction or agreement which could reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement, and (C) any action, proposal, transaction or agreement that could reasonably be expected to impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Merger or the fulfillment of any of the Company’s conditions under the Merger Agreement or change in any manner the voting rights of any Company Membership Interests.

4.           No Voting Trusts or Other Arrangement. Except as set forth herein, each Company Member agrees that such Company Member will not, and will not permit any entity under Company Member’s control to, deposit any Company Membership Interests in a voting trust, grant any proxies with respect to the Company Membership Interests or subject any of the Company Membership Interests to any arrangement with respect to the voting of the Company Membership Interests. Each Company Member hereby revokes any and all previous proxies and attorneys in fact with respect to the Company Membership Interests.

5.           Transfer and Encumbrance. Except to the extent set forth in the Merger Agreement, each Company Member agrees that during the term of this Agreement, such Company Member will not, directly or indirectly, transfer, sell, offer, exchange, assign, pledge or otherwise dispose of or encumber (“Transfer”) any of his, her or its Company Membership Interests or enter into any contract, option or other agreement with respect to, or consent to, a Transfer of, any of his, her or its Company Membership Interests or Company Member’s voting or economic interest therein except to a “permitted transferee,” where the transferee executes and delivers an agreement in form and substance reasonably satisfactory to the Parent agreeing to be bound by the terms of this Agreement. Any attempted Transfer of Company Membership Interests or any interest therein in violation of this Section 5 shall be null and void.

6.           No Solicitation of Transactions. During the term of this Agreement, each Company Member shall not, and shall cause its Party Representatives not to, (a) take any action to solicit, encourage, initiate, enter into, continue, engage in, otherwise facilitate discussions, negotiations or transactions with, encourage or respond to any inquires or proposals by or provide any information to any Person (other than Parent and its agents, representatives or advisors) concerning any Company Business Combination, (b) commence, continue or renew any due diligence investigation regarding a Company Business Combination, or (c) enter into any agreement regarding, continue or otherwise participate in any discussions or negotiations regarding, or cooperate in any way that would otherwise reasonably be expected to lead to a Company Business Combination, with any Person (other than Parent and its agents, representatives or advisors).

7.           Termination. This Agreement shall terminate upon the earliest to occur of (a) the Effective Time, and (b) the date on which the Merger Agreement is terminated in accordance with its terms. Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement.

8.           No Agreement as Director or Officer. Such Company Member is signing this Agreement solely in his, her or its capacity as a member of the Company. No Company Member makes any agreement or understanding in this Agreement in such Company Member’s capacity (or in the capacity of any Affiliate, partner or employee of Parent) as a director or officer of the Company or any of its respective subsidiaries (if Company Member holds such office). Nothing in this Agreement will limit or affect any actions or omissions taken by a Company Member in his, her or its capacity as a director or officer of the Company, and no actions or omissions taken in any Company Member’s capacity as a director or officer shall be deemed a breach of this Agreement. Nothing in this Agreement will be construed to prohibit, limit or restrict a Company Member from exercising his or her fiduciary duties as an officer or director to the Company or its respective members, as applicable.

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9.           Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered in person or by facsimile or by e-mail, (b) on the next business day when sent by overnight courier, or (c) on the second succeeding business day when sent by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to Parent to:

Graubard Miller

405 Lexington Avenue, 11th Floor

New York, New York 10174

Attn: David Alan Miller and Jeffrey M. Gallant

Telephone: 212-818-8800

Facsimile: 212-818-8881

Email: dmiller@graubard.com and jgallant@graubard.com

If to a Company Member, in accordance with such Company Member’s signature page hereto, with copies (which shall not constitute notice), to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Attention: Jaclyn L. Cohen

Telephone: (212) 310-8891

Telecopy: (212) 310-8007

Email: jackie.cohen@weil.com

and

King & Spalding LLP

1185 Avenue of the Americas

New York, New York 10036

Attention: Kenneth S Culotta; Jeffery K. Malonson

Telephone: (713) 276-7374 / (713) 751-3275

Telecopy: (713) 751-3290

Email: kculotta@kslaw.com; jmalonson@kslaw.com

10.         Miscellaneous.

(a)         If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

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(b)         This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, including by operation of law, by any Party without the prior written consent of the other Parties.

(c)         The Article and Section headings contained in this Agreement are exclusively for the purpose of reference, are not part of the agreement of the Parties and shall not in any way affect the meaning or interpretation of this Agreement.

(d)         Each Party hereby irrevocably agrees that any action, suit or proceeding between or among the Parties arising in connection with any disagreement, dispute, controversy or claim arising out of or relating to this Agreement (a “Legal Dispute”) shall be brought only to the exclusive jurisdiction of the courts of the State of Delaware or the federal courts located in the State of Delaware, and each Party hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding that is brought in any such court has been brought in an inconvenient forum. During the period a Legal Dispute that is filed in accordance with this Section 12(d) is pending before a court, all actions, suits or proceedings with respect to such Legal Dispute or any other Legal Dispute, including any counterclaim, cross-claim or interpleader, shall be subject to the exclusive jurisdiction of such court. Each Party hereby waives, and shall not assert as a defense in any Legal Dispute, that (i) such Party is not personally subject to the jurisdiction of the above named courts for any reason, (ii) such action, suit or proceeding may not be brought or is not maintainable in such court, (iii) such Party’s property is exempt or immune from execution, (iv) such action, suit or proceeding is brought in an inconvenient forum, or (v) the venue of such action, suit or proceeding is improper. A final judgment in any action, suit or proceeding described in this Section 12(d) following the expiration of any period permitted for appeal and subject to any stay during appeal shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Laws. EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND FOR ANY COUNTERCLAIM RELATING THERETO. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. FURTHERMORE, NO PARTY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

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(e)         This Agreement constitutes the entire agreement among the Parties with respect to the subject matter of this Agreement and supersedes all other prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter of this Agreement. Each Party acknowledges and agrees that, in entering into this Agreement, such Party has not relied on any promises or assurances, written or oral, that are not reflected in this Agreement.

(f)         This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters, including matters of validity, construction, effect, performance and remedies.

(g)         The Parties acknowledge that the rights of each Party to consummate the transactions contemplated hereby are unique and recognize and affirm that in the event of a breach of this Agreement by any Party, money damages may be inadequate and the non-breaching Party may have no adequate remedy at law. Accordingly, the Parties agree that such non-breaching Party shall have the right, in addition to any other rights and remedies existing in their favor at Law or in equity, to enforce its rights and the other Party’s obligations hereunder not only by an action or actions for damages but also by an action or actions for specific performance, injunctive and/or other equitable relief (without posting of bond or other security), including any order, injunction or decree sought by Parent to cause any Company Member to perform its agreements and covenants contained in this Agreement. Each Party further agrees that the only permitted objection that it may raise in response to any action for equitable relief is that it contests the existence of a breach or threatened breach of this Agreement.

(h)         This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or e-mail shall be as effective as delivery of a manually executed counterpart of the Agreement.

(i)         This Agreement may be amended, modified or supplemented at any time only by written agreement of the Parties.

(j)         Each Party shall execute and deliver such additional documents as may be necessary or desirable to effect the transactions contemplated by this Agreement.

(k)         The undersigned agree that, other than the Merger Agreement and the Transactions, there is not and has not been any other agreement, arrangement or understanding between the Parties with respect to the matters set forth herein.

[Signatures follow on next page.]

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The Parties have executed this Member Support Agreement as of the date first above written.

PARENT: HARMONY MERGER CORP.

By:
Name:
Title:

[Signature Page to Member Support Agreement]

COMPANY MEMBER:

By:
Name:
Title:

Address for notice purposes

Attention: ____________________

Telephone: ____________________

Facsimile: ____________________

E-mail: _______________________

[Signature Page to Voting Agreement]